Exhibit 10.3

ORPHAN DRUG EXCLUSIVITY WAIVER AGREEMENT

THIS ORPHAN DRUG EXCLUSIVITY WAIVER AGREEMENT (the “Agreement”) is entered into as of April 25, 2007 (the “Effective Date”) by and between Pfizer Inc, a Delaware corporation having an office at 235 East 42nd Street, New York, New York 10017 (“Pfizer”), Bristol-Myers Squibb Company, a Delaware corporation headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”) and Medarex, Inc., a New Jersey corporation with a business address at 707 State Road, Princeton, NJ 08540 (“Medarex”).  Pfizer, BMS and Medarex each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, BMS and Pfizer are entering into the BMS-Pfizer License Agreement (as defined below) concurrently with this Agreement; and

WHEREAS, Medarex and Pfizer are entering into an amendment to the Medarex-Pfizer Cross License Agreement (as defined below) concurrently with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties intending to be legally bound, do hereby agree as follows.

1.             Definitions.

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

“Act” means, collectively, the Public Health Service Act and the United States Food, Drug, and Cosmetic Act, as amended.

“Affiliate” of a Person means any other Person that (directly or indirectly) is controlled by, controls or is under common control with such Person.  For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Antibody” means any antibody, or fragment thereof, that targets and binds directly to CTLA4, and that has antagonistic activity against (or otherwise blocks the immunosuppressive signaling of) CTLA4.

“BMS/Medarex Antibody” means an Antibody derived from a BMS/Medarex Program.  BMS/Medarex Antibody includes the antibody known as ipilimumab (also known as MDX-010).  Notwithstanding the foregoing, BMS/Medarex Antibody shall not include any Antibody being developed or commercialized by Pfizer or its Affiliates pursuant to a Pfizer Program, including the Antibody known as CP-675,206.

“BMS/Medarex Product” means any product made, imported, used, sold or offered for sale by BMS and/or Medarex, their respective Affiliates or their respective sublicensees that includes a BMS/Medarex

Antibody as an active ingredient, whether alone or in combination with one or more additional compositions of matter.  Notwithstanding the foregoing, BMS/Medarex Product shall not include any Antibody being developed or commercialized by Pfizer or its Affiliates pursuant to a Pfizer Program, including the Antibody known as CP-675,206.

“BMS/Medarex Program” means a program conducted by BMS and/or Medarex focused on the research and/or development of one or more Antibodies.

“BMS-Pfizer License Agreement” means that certain License Agreement relating to certain CTLA4 patent rights entered into between BMS and Pfizer concurrently with this Agreement.

“Change of Control” means, with respect to a Party, any sale of voting securities or sale of assets (whether by sale, merger, consolidation, share exchange or otherwise) which results in (i) the acquisition by a Third Party of over fifty percent (50%) of the assets of a Party, or (ii) a Third Party becoming the beneficial owner, directly or indirectly, of over fifty percent (50%) of those outstanding securities of a Party entitled to vote for the election of directors of such Party.

“CTLA4” means human cytotoxic T-lymphocyte antigen 4.

“Drug Approval Application” means (i) a Biologics License Application or a New Drug Application, as defined in the Act, and the regulations promulgated thereunder, or (ii) any corresponding foreign application in or with respect to the European Union, including a Marketing Authorization Application filed with the EMEA pursuant to the centralized approval procedure or with the applicable regulatory authority of a country in the European Union with respect to the mutual recognition or any other national approval procedure, or (iii) any corresponding foreign application in or with respect to Japan, including a Japanese New Drug Application filed with the Japan Ministry of Health, or (iv) any corresponding application in or with respect to any other country that is required by the country’s Regulatory Authority or other applicable health authority to obtain marketing approval for a pharmaceutical product.

“Medarex-BMS Collaboration Agreement” means that certain Collaboration and Co-Promotion Agreement made as of November 7, 2004 between Medarex and BMS, as amended.

“Medarex-Pfizer Cross License Agreement” means that certain cross-license agreement entered into by Pfizer and Medarex as of September 15, 2004, as amended.

“Orphan Drug Exclusivity” means any non-patent exclusivity or designation granted by a Regulatory Authority or other applicable health authority in conjunction with the approval of a Drug Approval Application for a product, which exclusivity or designation is based on the product being approved for a rare disease or condition that has been designated or otherwise recognized by the Regulatory Authority or other applicable health authority as an orphan disease or rare condition, and/or where such Regulatory Authority or other applicable health authority will not accept or will not finally approve a second Drug Approval Application for the same or similar drug for the same indication(s) which is covered by such exclusivity or designation.  “Orphan Drug Exclusivity” includes orphan drug designation and exclusivity granted by the FDA pursuant to the Orphan Drug Act (as amended) and the corresponding designations and exclusivity based on the treatment of a rare disease or condition available in other countries, regions or markets in the world.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government or other entity.

“Pfizer Antibody” means an Antibody derived from a Pfizer Program.  Pfizer Antibody includes the antibody known as CP-675,206.  Notwithstanding the foregoing, Pfizer Antibody shall not include any

Antibody being developed or commercialized by BMS or its Affiliates or by Medarex or its Affiliates pursuant to a BMS/Medarex Program, including the Antibody known as ipilimumab (also known as MDX-010).

“Pfizer Product” means any product made, imported, used, sold or offered for sale by Pfizer or its Affiliates or their respective sublicensees that includes a Pfizer Antibody as an active ingredient, whether alone or in combination with one or more additional compositions of matter.  Notwithstanding the foregoing, Pfizer Product shall not include any Antibody being developed or commercialized by BMS or its Affiliates or by Medarex or its Affiliates pursuant to a BMS/Medarex Program, including the Antibody known as ipilimumab (also known as MDX-010).

“Pfizer Program” means a program conducted by Pfizer focused on the research and/or development of one or more Antibodies.

“Regulatory Authority” means any governmental authority, including the United States Food and Drug Administration (the “FDA”), the European Regulatory Authority known as the European Medicines Agency (the “EMEA”) and the Japanese Ministry of Health and Welfare, or any successor agency of any of the foregoing, that has responsibility for granting any licenses or approvals or granting pricing and/or reimbursement approvals necessary for the marketing and sale of a product in any country.

“Third Party” means any Person other than (i) BMS, (ii) Pfizer, (iii) Medarex or (iv) any Affiliate of any of BMS, Pfizer or Medarex.

2.             Orphan Drug Exclusivity Waivers.

2.1           Should Pfizer obtain Orphan Drug Exclusivity for a Pfizer Product in the U.S., Europe, Japan or any other country, region or market in the world (each, a “Market”), and BMS and/or Medarex reasonably believes that such Orphan Drug Exclusivity could block a BMS and/or Medarex submission or approval of a Drug Approval Application for a BMS/Medarex Product, or otherwise block commercialization of a BMS/Medarex Product, then BMS and/or Medarex shall have the right to provide Pfizer with written notice thereof, which notice shall include a detailed explanation of its rationale for such belief.  Upon receipt of such notice, Pfizer shall promptly waive such Orphan Drug Exclusivity so as to assure that such Orphan Drug Exclusivity will not block such submission, approval or commercialization of such BMS/Medarex Product and, if such waiver is not available, or if such waiver is not sufficient to assure that such Orphan Drug Exclusivity will not block such submission, approval or commercialization of such BMS/Medarex Product, in a particular Market, then Pfizer shall use commercially reasonable efforts to take all necessary steps (including all necessary steps reasonably requested by BMS and/or Medarex) to assure that such Orphan Drug Exclusivity will not block such submission, approval or commercialization of such BMS/Medarex Product in such Market.  Pfizer shall provide all waivers or other documents as may be required by the relevant Regulatory Authority(s) (or other applicable health authority) or otherwise reasonably requested by BMS or Medarex to meet the obligations of Pfizer under this Section. Pfizer shall designate an employee to receive all notices and communications and to manage its responsibilities under this Section.

2.2           Should BMS and/or Medarex obtain Orphan Drug Exclusivity for a BMS/Medarex Product in the U.S., Europe, Japan or any other Market, and Pfizer reasonably believes that such Orphan Drug Exclusivity could block a Pfizer submission or approval of a Drug Approval Application for a Pfizer Product, or otherwise block commercialization of a Pfizer Product, then Pfizer shall have the right to provide BMS (or Medarex, as applicable) with written notice thereof, which notice shall include a detailed explanation of its rationale for such belief.  Upon receipt of such notice, BMS (or Medarex, as applicable) shall promptly waive such Orphan Drug Exclusivity so as to assure that such Orphan Drug Exclusivity will not block such submission, approval or commercialization of such Pfizer Product and, if such waiver is not available, or if such waiver is not sufficient to assure that such Orphan Drug Exclusivity will not block such submission, approval or commercialization of such Pfizer Product, in a particular Market, then BMS (or Medarex, as applicable) shall use commercially reasonable efforts to take all necessary steps (including all necessary steps reasonably requested by Pfizer) to assure that such Orphan Drug Exclusivity will not block such submission, approval or commercialization of such Pfizer Product in such Market.  BMS (or Medarex, as applicable) shall provide all waivers or other documents as may be required by the relevant Regulatory Authority(s) (or other applicable health authority) or otherwise reasonably requested by Pfizer to meet the obligations of BMS and Medarex under this Section.  BMS (or Medarex, as applicable) shall designate an employee to receive all notices and communications and to manage its responsibilities under this Section.

2.3           Pfizer shall not assert or otherwise represent to any Regulatory Authority in a Market that any Pfizer Product or the approval thereof should block a BMS and/or Medarex submission or approval of a Drug Approval Application for, or otherwise block commercialization of, a BMS/Medarex Product in such Market under the applicable Orphan Drug Exclusivity laws and/or regulations.  Neither Medarex nor BMS shall assert or otherwise represent to any Regulatory Authority in a Market that any BMS/Medarex Product or the approval thereof should block a Pfizer submission or approval of a Drug Approval Application for, or otherwise block commercialization of, a Pfizer Product in such Market under the applicable Orphan Drug Exclusivity laws and/or regulations.

2.4           Right to Grant Sublicenses.

2.4.1        The rights and obligations of Pfizer under this Article 2 shall be sublicensable only as part of an exclusive license to a Third Party of development and/or commercialization rights to a specific Pfizer Antibody or Pfizer Product, provided that: (i) the sublicensee has agreed first in writing to be bound by the terms and conditions of this Agreement in the same manner as Pfizer, (ii) BMS and Medarex are made express third party beneficiaries of the sublicensee’s obligations under such sublicense agreement that relate to compliance with the terms and conditions of this Agreement, (iii) any sublicense shall not be further sublicensable or sublicensed by the sublicensee, and (iv) Pfizer shall remain primarily responsible to BMS and Medarex for all acts performed (or not performed, as the case may be) by the sublicensee pursuant to any such sublicense as such acts relate to this Agreement.  A copy of the sublicense agreement shall be provided to BMS and Medarex promptly after execution (with terms not relating to this Agreement redacted).  Pfizer shall remain jointly and severally liable with any such sublicensee for any failure by such sublicensee to perform or observe the terms and conditions of this Agreement.  Any such exclusive license to a Third Party of development and/or commercialization rights to a specific Pfizer Antibody or Pfizer Product shall be required to include, and shall only be granted with, a sublicense to such Third Party of Pfizer’s rights, and such Third Party’s assumption of Pfizer’s obligations, under this Article 2, in accordance with the foregoing.

2.4.2        The rights and obligations of BMS and/orMedarex under this Article 2 shall be sublicensable only as part of an exclusive license to a Third Party of development and/or commercialization rights to a specific BMS/Medarex Antibody or BMS/Medarex Product, provided that: (i) the sublicensee has agreed first in writing to be bound by the terms and conditions of this Agreement in the same manner as BMS and/or Medarex, (ii) Pfizer is made an express third party beneficiary of the sublicensee’s obligations under such sublicense agreement that relate to compliance with the terms and conditions of this Agreement, (iii) any sublicense shall not be further sublicensable or sublicensed by the sublicensee, and (iv) BMS and/or Medarex shall remain primarily responsible to Pfizer for all acts performed (or not performed, as the case may be) by the sublicensee pursuant to any such sublicense as such acts relate to this Agreement.  A copy of the sublicense agreement shall be provided to Pfizer promptly after execution (with terms not relating to this Agreement redacted).  BMS and/or Medarex shall remain jointly and severally liable with any such sublicensee for any failure by such sublicensee to perform or observe the terms and conditions of this Agreement.  Any such exclusive license to a Third Party of development and/or commercialization rights to a specific BMS/Medarex Antibody or BMS/Medarex Product shall be required to include, and shall only be granted with, a sublicense to such Third Party of BMS’s and/or Medarex’s rights, and such Third Party’s assumption of BMS’s and/or Medarex’s obligations, under this Article 2, in accordance with the foregoing.

2.5           No Implied Licenses.  Except as specifically and expressly set forth herein, no rights or licenses, express or implied, are granted by a Party to any other Party under this Agreement.

3.             Confidentiality.

3.1           Treatment of Confidential Information.  The Parties shall limit their cooperation and sharing of confidential information under this Agreement solely to information required in order to carry out the terms and objectives of this Agreement, and shall not otherwise be obligated to cooperate or share confidential information relating to their respective Antibody programs with each other.  Unless required by law, each Party shall maintain all information of the other Parties and their respective Affiliates in confidence, including the existence and terms and conditions of this Agreement, and shall not disclose, divulge or otherwise communicate such information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure or use of such information by any of its Affiliates, directors, officers, employees, consultants, subcontractors, licensees or agents.

3.1           Separate Programs.  This Agreement does not imply or require that the Parties share any technical information relating to their respective Antibody programs with each other, and the Parties intend to restrict their communications and cooperation under this Agreement to matters directly relating to the Parties’ rights hereunder.

4.             Term and Termination; Remedies for Breach.

4.1           Term.  This Agreement shall continue in effect following the Effective Date for a period of 15 years unless and until terminated in accordance with this Article 4.

4.2           Termination for Breach.  Pfizer shall have the right to terminate this Agreement if BMS or Medarex breaches or defaults with respect to a material obligation under this Agreement, and fails to cure such default or breach within sixty (60) days after written notice from Pfizer to BMS and Medarex specifying the nature of such default or breach; provided however, that all rights of Pfizer under Article 2 shall survive such termination, including any waivers granted by BMS or Medarex to Pfizer pursuant to Article 2 prior to such termination.  BMS and Medarex (collectively, but not individually) shall have the right to terminate this Agreement if Pfizer breaches or defaults with respect to a material obligation under this Agreement, and fails to cure such default or breach within sixty (60) days after written notice from BMS and Medarex (collectively, but not individually) to Pfizer specifying the nature of such default or breach; provided however, that all rights of BMS and Medarex under Article 2 shall survive such termination, including any waivers granted by Pfizer to BMS or Medarex pursuant to Article 2 prior to such termination.  Notwithstanding the foregoing, (a) if BMS no longer has any rights under the BMS-Pfizer License Agreement (as a result of termination thereof or otherwise), then Medarex shall have the individual right to terminate this Agreement pursuant to this Section 4.2 and (b) if Medarex no longer has any rights under the Medarex-Pfizer Cross-License Agreement (as a result of termination thereof or otherwise), then BMS shall have the individual right to terminate this Agreement pursuant to this Section 4.2.

4.3           Termination by BMS.  BMS shall have right to terminate this Agreement (subject to the prior written consent of Medarex) upon written notice to Pfizer in the event that the BMS-Pfizer License Agreement is terminated for any reason by BMS or Pfizer.

4.4           Specific Performance Remedy for Material Breach of this Agreement.  The Parties hereby agree that if any Party materially breaches its obligations under Article 2 of this Agreement, and a court of competent jurisdiction determines that such material breach results in the blocking of submission or approval of a Drug Approval Application for, or commercialization of, the applicable BMS/Medarex Product or Pfizer

Product, then such a breach shall cause each of the non-breaching Parties irreparable harm, for which monetary damages shall be an inadequate remedy.  In the event of such a breach (and such determination by a court of competent jurisdiction), any such non-breaching Party shall be entitled to obtain injunctive relief and specific performance of such obligations of the breaching Party as a remedy (in addition to and without limiting other remedies as may be available under this Agreement or at law or in equity) for such breach, without the posting of a bond or other security.  The Parties hereby stipulate that such specific performance remedy is necessary and appropriate and that other remedies (such as damages) would be an inadequate remedy for such a breach.

5.             Miscellaneous Provisions.

5.1           Medarex-BMS Collaboration Agreement; Medarex-Pfizer Cross-License Agreement.  This Agreement shall not amend in any way the rights and obligations of (a) Medarex and BMS under the Medarex-BMS Collaboration Agreement or (b) Medarex and Pfizer under the Medarex-Pfizer Cross-License Agreement.

5.2           Representations, Warranties and Covenants.  Each Party hereby represents, warrants and covenants to the other Parties that: (a)  it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (b)  this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms.

5.3           Construction.  Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or”.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days.  The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement.  The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term.  The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties.  Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel.  Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party hereto as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

5.4           Publicity.  Except as otherwise required by law, rule or regulation, no Party shall issue a press release regarding this Agreement or originate any publicity, news release or other public announcement, written or oral, relating to this Agreement without the prior written approval of the other Parties; provided however, that the Parties agree that disclosures of information for which consent has been previously obtained shall not require additional approval.  If a public disclosure is required by law, rule or regulation, the disclosing Party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for each of the nondisclosing Parties’ prior review and comment; provided however, that no such review and comment shall be required for any filing with the Securities and Exchange Commission, including on Form 10K or Form 10Q or Form 8K or other similar filing under the Securities Exchange Act of 1934, as amended, or a Registration Statement under the Securities Act of 1933, as amended; and provided further, that the disclosing Party agrees to seek confidential treatment for all proprietary and other commercially-sensitive provisions of this Agreement with respect to its SEC filing obligations to the extent permitted by applicable law.

5.5           No Agency.  Nothing herein shall be deemed to constitute any Party as the agent or representative of another Party, or the Parties as joint venturers or partners for any purpose.

5.6           Notice.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or by nationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses set forth below or to such other address as the Party to whom notice is to be given may have provided to the other Parties in accordance with this Section 5.6.  Such notice shall be deemed to have been given as of the date delivered by hand or on the third business day (at the place of delivery) after deposit with a nationally recognized overnight delivery service.

If to Pfizer:	Pfizer Global Research & Development
Vice President, Strategic Alliances
50 Pequot Avenue
New London, CT 06320

With copies to:	Pfizer Inc
235 East 42nd Street
New York, New York 10017
Attn: General Counsel

and

Pfizer Global Research and Development
General Counsel
50 Pequot Avenue
New London, CT 06320

If to BMS:	Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08540-4000
Attn: Vice President, Business Development

With copies to:	Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08540-4000
Attn: Vice President and Associate General Counsel - Patents

and

Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08540-4000
Attn: Vice President and Senior Counsel - Licensing

If to Medarex:	Medarex, Inc.
707 State Road
Princeton, New Jersey 08540-1437
Attention: President

With copies to:	Medarex, Inc.
707 State Road
Princeton, New Jersey 08540-1437
Attention: General Counsel

5.7           Assignment.  This Agreement, and the rights and obligations hereunder, may not be assigned or transferred, in whole or in part, by any Party without the prior written consent of the other Parties, except (a) to Affiliates of such Party, provided that such assigning Party remains liable and responsible for the performance of any Affiliate to which it assigns the Agreement or any of its rights or obligations hereunder; (b) in connection with a Change of Control; (c) if Pfizer assigns all of its assets relating to the Pfizer Products to a Third Party, provided that such Third Party agrees to be bound by the terms and conditions of this Agreement and, provided further that Pfizer continues to remain primarily liable for the performance by such Third Party to which it assigns the Agreement or any of its rights or obligations thereunder; (d) if BMS assigns all of its assets relating to the BMS/Medarex Products to a Third Party, provided that such Third Party agrees to be bound by the terms and conditions of this Agreement and, provided further that BMS continues to remain primarily liable for the performance by such Third Party to which it assigns the Agreement or any of its rights or obligations thereunder; or (e) if Medarex assigns all of its assets relating to the BMS/Medarex Products to a Third Party, provided that such Third Party agrees to be bound by the terms and conditions of this Agreement and, provided further that Medarex continues to remain primarily liable for the performance by such Third Party to which it assigns the Agreement or any of its rights or obligations thereunder.  Any such permitted assignee or successor agrees to be bound by the terms and conditions of this Agreement.  Without limiting the preceding sentence, all validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party.  Any attempted assignment or delegation in violation of this Section 5.7 shall be void.

5.8           No Modification.  This Agreement may be changed only by a writing signed by authorized representatives of each of the Parties.

5.9           Waiver.  The waiver by any Party of a breach or a default of any provision of this Agreement by another Party shall not be construed as a waiver of any succeeding breach of the same of any other provision, nor shall any delay or omission on the part of any Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

5.10         Severability.  To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.  If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision shall be given no effect by the Parties and shall not form part of this Agreement.  To the fullest extent permitted by applicable law and if the rights or obligations of any Party shall not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties.

5.11         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.12         Governing Law, Jurisdiction and Venue.  This Agreement shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.  The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts.  The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.  Each Party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth in Section 5.6 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

5.13         No Consents.  No Party requires any consents, permissions, waivers or licenses from Third Parties in order to provide each other with the rights provided for herein or to otherwise satisfy the terms of this Agreement.

5.14         Further Acts and Instruments.  Upon request by a Party, the other Parties agree to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.

5.15         Entire Agreement.  This Agreement and the BMS-Pfizer License Agreement, the Medarex-Pfizer Cross-License Agreement and the Medarex-BMS Collaboration Agreement, as each is amended as of the Effective Date, where and to the extent herein referenced, constitute the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations among them, and none of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or therein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Parties to be bound thereby.

*   *   *   [signature page follows]   *   *   *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

BRISTOL-MYERS SQUIBB COMPANY		PFIZER INC

By:	/s/ Elliott Sigal, M.D., Ph.D.	By:	/s/ John DeYoung

Name: Elliott Sigal, M.D., Ph.D.		Name:	John DeYoung

Title: Executive Vice President and		Title:	Attorney-in-Fact
Chief Scientific Officer, Research and Development

MEDAREX, INC.

By:	/s/ Ronald Pepin, Ph.D.

Name:	Ronald Pepin, Ph.D.

Title:	Senior Vice President, Business Development